UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

CAPITAL FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

North Dakota	0-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (701) 837-96002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 9, 2010, at the Annual Meeting of Shareholders of the Company (the "2010 Annual Meeting"), the shareholders re-elected four of the four persons nominated by the Board of Directors to serve as Directors for the ensuing year and until the next annual meeting of shareholders or until their successors are elected and qualified. The four nominees elected as Directors at the 2010 Annual Meeting were Vaune M. Cripe, Jeffrey A. Cummer, Gregory G. Philipps, and Myron D. Thompson. Biographical information as to the above named persons was included in the Definitive Schedule 14A filed by the Registrant on April 21, 2010.

On March 25, 2010 Mr. Vance A. Castleman announced his retirement from the Board of Directors effective upon the 2010 Annual Meeting. As a result, Mr. Castleman was not a director nominee at the Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, INC.

By:	/s/Bradley P. Wells
Bradley P. Wells
CEO, CFO & President

Dated: June 14, 2010